As filed with the Securities and Exchange Commission on December 3, 2001.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Milacron Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

31-1062125
(I.R.S. Employer Identification No.)

2090 Florence Avenue, Cincinnati, Ohio 45206
(Address of Principal Executive Offices) (Zip Code)

Milacron Inc. Plan for the Deferral of Directors' Compensation
(Full Title of the Plan)

Hugh C. O'Donnell
Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio 45206
(Name and address of Agent for service)

(513) 487-5000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share 1/	Proposed Maximum Aggregate Offering Price 1/	Amount of Registration Fee

Common Stock, Par Value $1.00 Per Share	150,000 Share	$13.39	$2,008,500	$480.03

1/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange on November 28, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8 filed by Milacron Inc. with respect to the Milacron Inc. Plan for the Deferral of Directors' Compensation, registration statement No. 333-70733, are incorporated herein by reference.

Item 8. Exhibits.

In addition to the exhibits incorporated by reference as provided above, the following exhibits are filed as part of this registration statement:

Exhibit No.

5	Opinion of Cravath, Swain & Moore, counsel for registrant, as to legality of the securities offered under the plan

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Cravath, Swaine & Moore -- See Exhibit 5

24	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 3, 2001.

Milacron Inc.

	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title

*
Chairman, President and Chief Executive
Ronald D. Brown		Officer and Director (Principal Executive Officer)

*
Director
Darryl F. Allen

*
Director
David L. Burner

*
Director
Barbara Hackman Franklin

*
Director
Harry A. Hammerly

*
Director
Daniel J. Meyer

*
Director
James E. Perrella

*
Director
Joseph A. Pichler

*
Director
Joseph A. Steger

*
Director
Harry C. Stonecipher

*
Vice President-Finance
Robert P. Lienesch		and Chief Financial Officer

*
Controller
Jerome L. Fedders		(Chief Accounting Officer)

Date: December 3,2001		/s/Robert P. Lienesch

Robert P. Lienesch Attorney-In-Fact for the officers and Directors indicated by *

*Original Powers of Attorney authorizing Ronald D. Brown, Robert P. Lienesch, and Hugh C. O'Donnell and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to the registration statement.

EXHIBIT INDEX

5	Opinion of Cravath, Swain & Moore, counsel for registrant, as to legality of the securities offered under the plan

23.1	Consent of Ernst & Young LLP, independent auditors

23.2	Consent of Cravath, Swaine & Moore -- See Exhibit 5

24	Powers of Attorney